Exhibit 99.1

Vista Gold Corp. Reports Third Quarter 2020 Cash plus Short-Term Investments of $10.2 Million and Provides an Update on Mt Todd

Denver, Colorado, October 28, 2020 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today reported its unaudited financial results for the quarter ended September 30, 2020 and provided an update on the Company’s 100% owned Mt Todd gold project (“Mt Todd” or the “Project”) located in the Tier 1 mining jurisdiction of Northern Territory, Australia. Vista’s third quarter net income was $4.2 million or $0.05 per share, and cash plus short-term investments totaled $10.2 million.

Frederick H. Earnest, President and Chief Executive Officer of Vista, stated, “We are extremely pleased with our third quarter financial results. We believe our strong balance sheet provides a solid foundation as we continue to methodically advance and de-risk the world-class Mt Todd gold project and seek a strategic partner.”

With respect to exploration activities at Mt Todd, Mr. Earnest continued, “We believe that the higher-grade core zone of the Batman deposit could extend to the north. We have commenced a proof of concept drilling program to test targets known as the Batman north extension and hanging wall lodes. We are excited about the potential represented by these targets. Should the drill results confirm an extension of the structures and mineralization that form the Batman deposit, ongoing work could ultimately lead to future changes to the mine design, with the combined benefits of better grade and lower stripping.” Vista CEO Video.

Recent Developments

•	Commenced a drilling program with the goal of confirming the existence of higher-grade, near surface mineralization immediately adjacent to the planned Batman pit – assay results from the first holes are expected in the next weeks with full program results continuing as the program progresses;

•	Completed geotechnical field work for crusher and ball mill foundation designs that is expected to shorten the time required to complete a future feasibility study, reduce related initial capital cost estimates, and support detailed engineering; and

•	Continued dewatering the Batman pit and lowered the water level by 17.8 meters, with approximately 2.1 gigalitres (“GL”) remaining. The Batman pit is expected to be effectively dewatered by mid-2021, representing an important milestone to be completed prior to a potential start of construction.

Mr. Earnest added, “Dewatering the Batman pit will mark the completion of a program to treat over 11 GL of acidic mine waste rock drainage and subsequently discharge that volume as clean water. The protocols developed at Mt Todd have been recommended to other mining companies by the Northern Territory Environmental Protection Agency. We are proud of the success achieved to-date. This program exemplifies our commitment to environmental stewardship. It has been one of the cornerstone activities that has cemented the excellent relationship we enjoy with the local project stakeholders and communities.”

Summary of Third Quarter 2020 Financial Results

At September 30, 2020, cash plus short-term investments (comprised of government securities) totaled $10.2 million and working capital was $9.9 million. We expect our current cash position to be further strengthened by up to $4.6 million from upcoming cash payments of $2.1 million from Prime Mining Corp. (“Prime Mining”) and an option payment of $2.5 million from the cancelation of the Company’s royalty on the Awak Mas project. The Company has no debt.

Vista reported net income of $4.2 million, or $0.05 per share for the three months ended September 30, 2020. The Company benefited from a gain of $3.5 million associated with the final Guadalupe de los Reyes (“Los Reyes”) purchase price payment and transfer of Los Reyes to Prime Mining and a gain of $2.4 million from sales of other investments.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project in the Tier 1 jurisdiction of Northern Territory, Australia. Mt Todd is the largest undeveloped gold project in Australia and, if developed as presently designed, would potentially be Australia’s 6th largest gold producer on an annual basis.

Management Conference Call

Management’s quarterly conference call to discuss these results is scheduled for 10:00 a.m. MDT on October 29, 2020. Management’s Discussion and Analysis together with other important disclosures are available in the Company’s Quarterly Report on Form 10-Q, filed today with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Participant Toll Free: 800-367-2403

Participant International: 334-777-6978

Conference ID: 7545208

This call will also be archived and available at www.vistagold.com after October 29, 2020. Audio replay will be available for 21 days by calling toll-free in North America 888-203-1112 with passcode 7545208.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

All dollar amounts in this press release are in U.S. dollars.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the expected date for our management’s call regarding our financial results; our belief that the higher-grade core zone of the Batman deposit could extend to the north; that ongoing work on the Batman deposit could ultimately lead to future changes to the mine design, with the combined benefits of better grade and lower stripping; that assay results from the first holes drilled adjacent to the Batman pit are expected in the next weeks; that the results of geotechnical field work is expected to shorten the time required to complete a future feasibility study, reduce related initial capital cost estimates, and support detailed engineering; that the Batman pit is expected to be effectively dewatered by mid-2021; our expectation to receive upcoming cash payments from Prime Mining and from the cancelation of the Company’s royalties on the Awak Mas project; our plans to continue to advance the process of seeking a partner for the construction and development of Mt Todd; our plans to continue to efficiently optimize and advance Mt Todd; and our belief that Mt Todd is the largest undeveloped gold project in Australia, and if developed, that it would be Australia’s 6th largest gold producer on an annual basis are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate, ” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; uncertainty as to completion of critical milestones for Mt Todd; and uncertainty as to the impact of the ongoing global health crisis caused by the COVID-19 pandemic; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2020 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.